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                                                                    EXHIBIT 99.2


                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                           CAPITOL BANK OF COMMERCE


     EDWARD L. LAMMERDING and PENNY TYLER certify:

     That they are the President and Secretary, respectively, of CAPITOL BANK OF COMMERCE, a California corporation.

     That at a meeting of the Board of Directors of the corporation duly held at 525 Downtown Plaza, Sacramento, on December 1, 1976, the following resolution was adopted:

          WHEREAS, it is deemed to be in the best interests of this corporation and its shareholders that its Articles of Incorporation be amended as hereinafter provided:

          RESOLVED, that Article II, PURPOSES, of the Articles of Incorporation is hereby amended to add Paragraph F. TRUST DEPARTMENT, which shall read as follows:

          F.  TRUST DEPARTMENT.  To engage in, conduct and transact the business
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     of a trust company as defined and provided for in the Banking Law of the
     State of California, and to assume all the duties and to have, exercise, enjoy and possess all the functions, rights, powers, franchises and privileges which a trust company may now have or hereafter be authorized or empowered by the Banking Law or any other law of the State of California to assume, have, exercise, enjoy or possess.

     That the shareholders have adopted said amendment by a resolution at a meeting held at Sacramento, California, on December 1, 1976; and that the wording of the amended articles, as set forth in the shareholders' resolution, is the same as that set forth above.

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     That the number of shares which voted affirmatively for the adoption of said resolution is 345,900 and that the total number of shares entitled to vote on said amendment is 400,000.

     Dated:  December 6, 1976.

                                    /s/ Edward L. Lammerding
                                 -------------------------------
                                 Edward L. Lammerding, President



                                    /s/ Penny Tyler
                                 -------------------------------
                                 Penny Tyler, Secretary



                                 VERIFICATION
                                 ------------

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are of his own knowledge true and correct.

     Executed at Sacramento, California, on December 6, 1976.

                                    /s/ Edward L. Lammerding
                                 -------------------------------
                                 Edward L. Lammerding, President



                                    /s/ Penny Tyler
                                 -------------------------------
                                 Penny Tyler, Secretary

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